Exhibit 99.2

Snack Factory, LLC and

Princeton Vanguard, LLC

Unaudited Condensed Combined Financial Statements

as of September 30, 2012 and December 31, 2011

and for the Nine Months Ended September 30, 2012 and 2011

Snack Factory, LLC and Princeton Vanguard, LLC

Index

Condensed Combined Balance Sheets as of September 30, 2012 (Unaudited) and December 31, 2011	3

Condensed Combined Statements of Income (Unaudited) for the Nine Months Ended September 30, 2012 and 2011	4

Condensed Combined Statements of Cash Flows (Unaudited) for the Nine Months Ended September 30, 2012 and 2011	5

Notes to Condensed Combined Financial Statements (Unaudited)	6

Snack Factory, LLC and Princeton Vanguard, LLC

Condensed Combined Balance Sheets

As of September 30, 2012 (Unaudited) and December 31, 2011

	September 30, 2012	December 31, 2011
ASSETS

Current Assets:
Cash	$851,217	$1,792
Accounts receivable, net of allowances of $1,203,257 and $1,238,269, respectively	9,416,313	7,309,659
Inventories	8,402,135	6,169,181
Prepaid expenses and other current assets	166,952	40,565

Total current assets	18,836,617	13,521,197

Property and Equipment, net	273,701	319,052

Other Assets	116,273	318,605

Total assets	$19,226,591	$14,158,854

LIABILITIES AND MEMBER’S EQUITY

Current Liabilities:
Revolving loan	$—	$2,797,083
Current portion of long-term debt	1,625,000	1,640,000
Current portion of other long-term liabilities	205,000	102,500
Accounts payable	5,272,384	3,569,191
Accrued expenses	908,284	894,433
Share-based compensation liability	6,106,000	528,000

Total current liabilities	14,116,668	9,531,207

Long-term liabilities
Long-term debt	7,625,000	8,720,000
Other long-term liabilities	—	307,500

Total long-term liabilities	7,625,000	9,027,500

Total liabilities	21,741,668	18,558,707

Commitments (Note 4)	—	—

Member’s deficiency	(2,515,077)	(4,399,853)

Total liabilities and member’s deficiency	$19,226,591	$14,158,854

See Notes to Condensed Combined Financial Statements.

Snack Factory, LLC and Princeton Vanguard, LLC

Condensed Combined Statements of Income (Unaudited)

Nine months Ended September 30, 2012 and 2011

	2012	2011

Gross Sales	$90,862,122	$54,908,652

Sales Incentives, Discounts and Allowances	(11,406,629)	(7,612,772)

Net sales	79,455,493	47,295,880

Cost of Goods Sold	49,353,650	29,614,904

Gross profit	30,101,843	17,680,976

Operating Expenses:
Selling, general and administrative expenses	23,160,460	12,031,619
Related party management fees	750,000	750,000
Depreciation and amortization	602,267	167,398

Total operating expenses	24,512,727	12,949,017

Income from operations	5,589,116	4,731,959

Other Income (Expense):
Other income	69,098	62,326
Interest expense	(341,964)	(645,487)

Net income	$5,316,250	$4,148,798

See Notes to Condensed Combined Financial Statements.

Snack Factory, LLC and Princeton Vanguard, LLC

Condensed Combined Statements of Cash Flows (Unaudited)

Nine months Ended September 30, 2012 and 2011

	2012	2011

Cash Flows From Operating Activities:
Net Income	$5,316,250	$4,148,798
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	602,267	167,398
Share-based compensation	5,578,000	—
Allowance for doubtful accounts and discounts	(35,012)	517,990
Changes in assets and liabilities:
Increase in accounts receivable	(2,071,642)	(1,687,914)
Increase in inventories	(2,232,954)	(762,108)
Increase in prepaid expenses and other current assets	(126,386)	(199,801)
Increase/(decrease) in accounts payable	1,703,192	(530,979)
Increase in accrued expenses	13,851	942,774

Net cash provided by operating activities	8,747,566	2,596,158

Cash Used In Investing Activity - purchases of property and equipment	(86,539)	(67,218)

Cash Flows From Financing Activities:
Repayments of long-term debt	(1,110,000)	(1,230,000)
Borrowings from revolving loan	15,579,669	14,644,775
Repayments of revolving loan	(18,376,752)	(14,190,916)
Member contributions	290,000	—
Member distributions	(3,721,474)	(2,094,127)
Payment of deferred financing fees	(268,045)	(4,294)
Payments of other long-term liabilities	(205,000)	—

Net cash used in financing activities	(7,811,602)	(2,874,562)

Net increase/(decrease) in cash	849,425	(345,622)

Cash:
Beginning	1,792	348,298

Ending	$851,217	$2,676

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$341,964	$645,487

See Notes to Condensed Combined Financial Statements.

Snack Factory, LLC and Princeton Vanguard, LLC

Notes to Condensed Combined Financial Statements (Unaudited)

Note 1.	Basis of Presentation

The combined financial statements include the accounts of Snack Factory, LLC and Princeton Vanguard, LLC (collectively, the “Company”). Snack Factory, LLC and Princeton Vanguard, LLC are wholly owned subsidiaries of The Snack Factory, LLC. All intercompany accounts and transactions have been eliminated in the combination. Certain prior year amounts have been reclassified for consistent presentation.

On October 11, 2012, The Snack Factory, LLC sold to S-L Snacks National, LLC its equity interests in Snack Factory, LLC and Princeton Vanguard, LLC. Immediately prior to the closing, The Snack Factory, LLC and certain of its affiliates completed a series of restructuring transactions, the effect of which was to transfer approximately 7.26% of the outstanding equity interests of Snack Factory, LLC and Princeton Vanguard, LLC to VMG Snack Factory Blocker, Inc., a corporation affiliated with The Snack Factory, LLC. In addition to its direct purchase of the remaining outstanding equity interests of Snack Factory, LLC and Princeton Vanguard, LLC, S-L Snacks National, LLC also purchased all of the outstanding shares of VMG Snack Factory Blocker, Inc., thereby acquiring all of the outstanding equity interests of Snack Factory, LLC and Princeton Vanguard, LLC.

The accompanying unaudited Condensed Combined Financial Statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These condensed financial statements should be read in conjunction with the audited financial statements and notes for the year ended December 31, 2011. In our opinion, these Condensed Combined Financial Statements reflect all adjustments, consisting of only normal, recurring accruals, necessary to present fairly our Condensed Combined Financial Statements for the interim periods presented herein. The consolidated results of operations for the nine months ended September 30, 2012, are not necessarily indicative of the results to be expected for the full year.

Note 2.	Summary of Significant Accounting Policies

Nature of Business: Snack Factory, LLC develops, markets and distributes a variety of healthy snack food products under the Pretzel Crisps brand name. The Company’s products are distributed to a variety of channels including wholesalers, club stores, grocery retailers, and convenience stores, predominately in the United States. The Company’s products are primarily manufactured by a co-packer in Wisconsin. Princeton Vanguard, LLC holds the trade names, trademarks, recipes, and patents for Snack Factory and its related products.

Cash: The Company maintains cash at banks which, at times, may exceed federally insured limits. For the purposes of reporting cash flows, cash consists of funds in checking and bank deposit accounts maintained at financial institutions.

Accounts Receivable: Accounts receivables are recorded at the invoiced amounts less allowances for discounts or incentive credits expected to be granted, and doubtful receivables. Amounts are considered past due when payment is not received within the stated credit terms. The allowance for doubtful accounts is the Company’s best estimate of the probable credit losses in the Company’s recorded balances.

Inventories: Inventories are stated at the lower of cost or market using the first-in, first-out valuation method. Inventories consist of raw materials and finished goods. The Company identifies slow-moving or obsolete material and records what it estimates to be the appropriate loss provision. Under the terms of the agreement with the Company’s major supplier and co-packer (the “co-packer”), the Company takes title to finished goods inventory upon delivery to the Company’s third-party warehouses.

Snack Factory, LLC and Princeton Vanguard, LLC

Notes to Condensed Combined Financial Statements (Unaudited)

As of September 30, 2012, and December 31, 2011, inventories consisted of the following:

	September 30, 2012	December 31, 2011
Finished goods	$7,838,751	$5,899,560
Raw materials	563,384	269,621

	$8,402,135	$6,169,181

Property and Equipment: Property and equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets ranging from three to seven years. Leasehold improvements are amortized over the shorter of the useful life or the term of the lease.

Impairment of Long-Lived Assets: The Company evaluates long-lived assets, which include equipment, furniture and leasehold improvements, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value. No impairment was required to be recognized at September 30, 2012 or December 31, 2011.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition: Revenue from the sale of products to the Company’s customers is recognized upon shipment. The Company offers its customers a variety of sales and incentive programs including promotional scan-down discounts, coupons, and slotting fees. Incentives that result in an identifiable benefit to the Company, where the value can be reasonably estimated, are included as a component of expenses. Incentives that do not meet these criteria are included as a reduction of revenue. All sales incentives have been included in sales incentives, discounts and allowances in the condensed combined statements of income for the nine months ended September 30, 2012 and 2011. Term discounts extended to customers are recognized as a reduction of sales when the sale is recorded. The Company sells its products to customers without the right of return and is not obligated to accept any returns.

Shipping and Handling: Shipping and handling charges are not billed to customers and are included as a component of cost of goods sold. These costs amounted to $6,399,700 and $3,597,699 for the nine months ended September 30, 2012 and 2011, respectively.

Advertising: Advertising costs are charged to operations when incurred and amounted to $1,246,688 and $158,904 for the nine months ended September 30, 2012 and 2011, respectively.

Income Taxes: As limited liability entities, the Company’s taxable income or loss is allocated to members in accordance with their respective percentage ownership. Therefore, no provision or liability for income taxes has been included in the condensed combined financial statements.

Management evaluates the Company’s tax positions in conjunction with Financial Accounting Standards Board guidance on accounting for uncertainty in income taxes. The Company concluded that it has taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. With few exceptions, the Company is no longer subject to income tax examinations by U.S. federal, state or local tax authorities for years before 2009.

Snack Factory, LLC and Princeton Vanguard, LLC

Notes to Condensed Combined Financial Statements (Unaudited)

Restricted Unit Awards: The Snack Factory, LLC grants restricted unit awards to employees and nonemployee consultants of Snack Factory, LLC. Restricted unit awards are recognized as compensation expense on a straight-line basis over the life of the vesting period. Compensation expense for restricted unit awards is based on the award’s grant date fair value.

Subsequent Events: The Company has evaluated subsequent events through December 20, 2012, the date on which the financial statements were available to be issued (see Note 1).

Note 3.	Property and Equipment

Property and equipment, net, as of September 30, 2012 and December 31, 2011 consists of the following:

	September 30, 2012	December 31, 2011
Machinery and Equipment	$273,326	$274,270
Furniture and Fixtures	148,310	148,310
Computer equipment and software	216,577	130,240
Leasehold improvements	44,152	43,100
Vehicles	112,463	112,463

	794,828	708,383
Less accumulated depreciation	(521,127)	(389,331)

	$273,701	$319,052

Depreciation and amortization expense associated with property and equipment was $131,889 and $109,056 for the nine months ended September 30, 2012 and 2011, respectively.

Note 4.	Commitments

Lease Commitments: The Company leases office and storage space in Skillman, New Jersey from a related party (see Note 7) under a lease agreement which expires on December 31, 2012. Future minimum lease payments due under this lease are $28,935 at September 30, 2012. Rent expense for the nine months ended September 30, 2012 and 2011 was $93,115 and $92,904, respectively.

Employment Contracts: On July 20, 2009, the Company entered into employment agreements with two executives and members of the Company for base salaries of $1,000,000 per annum through July 20, 2012. These agreements are automatically extended for one-year terms each year after July 20, 2012 unless terminated in writing by either party 90 days prior to expiration of the term. These agreements were extended on July 20, 2012, and will expire on December 31, 2012.

Share-based Compensation: At September 30, 2012, there are 378.31 nonemployee restricted unit awards outstanding of which 243.80 are vested. A share-based compensation cost of approximately $5,578,000 related to the fair value of outstanding vested units was charged against income during the nine months ended September 30, 2012 and is included in selling, general and administrative expenses in the accompanying condensed combined statements of income. The total liability related to these awards amounts to approximately $6,106,000 at September 30, 2012 and is included in current liabilities in the accompanying condensed combined balance sheets.

Snack Factory, LLC and Princeton Vanguard, LLC

Notes to Condensed Combined Financial Statements (Unaudited)

Note 5.	Economic Dependency

The Company has one supplier that manufactures substantially all of its products. The total cost of the services and products purchased from this supplier for the nine months ended September 30, 2012 and 2011 was $43,793,531 and $25,561,097, respectively. As of September 30, 2012 and December 31, 2011, accounts payable due to this supplier were approximately $2,118,836 and $736,189, respectively. If there were a significant interruption of this source of supply to the Company, it is likely that there would be a significant adverse impact on the Company’s operations.

Note 6.	Concentration of Credit Risk

The Company has two major customers that collectively accounted for approximately 42% and 40% of its sales for the nine months ended September 30, 2012 and 2011, respectively. The accounts receivable from these customers amounted to approximately 36% and 55% of the Company’s total accounts receivable balance as of September 30, 2012 and December 31, 2011, respectively.

Note 7.	Related Party Transactions

The Company has an agreement with an affiliate of a majority member of The Snack Factory, LLC for management advisory services at an annual fee of $1,000,000. Accrued and unpaid fees at December 31, 2011 amounted to $154,762. There were no accrued and unpaid fees at September 30, 2012. The Company also reimbursed this affiliate for expenses which were paid on behalf of the Company. The total reimbursement was $219,608 and $39,364 for the nine months ended September 30, 2012 and 2011, respectively. This agreement was terminated upon the change in control (see Note 1).

The Company leases office space from an affiliate of one of the members of The Snack Factory, LLC under a lease agreement through December 31, 2012 (see Note 4).